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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2000 appearing on page F-2 of Anchor National Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


         /s/ PricewaterhouseCoopers LLP

         PricewaterhouseCoopers LLP
         Woodland Hills, California
         September 26, 2000